FOR:               THE SPORTSMAN'S GUIDE
                   411 Farwell Avenue
                   South Saint Paul, Minn. 55075           FOR IMMEDIATE RELEASE
                   NASDAQ NMS: SGDE

CONTACT:           612-344-1000
                   William P. Bartkowski
                   BlueFire Partners
                   612-344-1012 (direct)

     THE SPORTSMAN'S GUIDE RELEASES RECORD QUARTER AND 2003 YEAR-END RESULTS

           Year End Sales and EPS Well Above Levels Reported for 2002 and at the High End of Recent Guidance

         SOUTH ST. PAUL, MINN. (2/13/04) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported results of operations for the quarter and year ended December 31, 2003 that were at the high end of the Company's most recent guidance. Sales for the quarter were $71.7 million, an increase over the $66.3 million reported for the same period one year ago. The Company reported net earnings of $3.8 million, or $0.71 per fully diluted share for the quarter, compared to $2.6 million, or $0.53 per share, reported for the three months ended December 31, 2002.

         For the twelve months ended December 31, 2003, sales were $194.7 million, an increase over the $179.3 million reported for 2002. The Company recorded net earnings of $6.2 million, or $1.16 per fully diluted share, for the year, compared to net earnings of $4.0 million, or $0.80 per share, for the twelve months ended December 31, 2002.

         Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "Our 2003 results showed sales up 8.6% and net earnings up 53.3%. These increases were due to the continuing benefit of an effective and profitable mail plan and stronger Internet related sales activity, approximating 36% of total catalog and Internet sales for 2003, compared to 30% last year."





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         Binkley also noted the Company ended the year with its strongest balance sheet ever, with $32.1 million of cash, no outstanding bank advances and inventory of $18.9 million, just over 8% lower than 2002 levels.

         The Sportsman's Guide is a company offering value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, sold through both catalogs and Internet websites. The Company's websites include www.sportsmansguide.com, and www.bargainoutfitters.com.

                        -- financial highlights follow --

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.



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                           THE SPORTSMAN'S GUIDE, INC.
                                 BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)


                                                                      December 31,       December 31,
                                                                          2003               2002
                                                                          ----               ----
                                       ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                          $32,054            $17,152
     Accounts receivable -- net                                           3,034              3,014
     Inventory                                                           18,874             20,593
     Promotional material                                                 2,565              2,540
     Prepaid expenses and other                                           1,871              1,133
     Deferred income taxes                                                3,176              2,409
                                                                        -------            -------
        Total current assets                                             61,574             46,841
PROPERTY AND EQUIPMENT, NET                                               2,248              2,672
                                                                        -------            -------
        Total assets                                                    $63,822            $49,513
                                                                        =======            =======

                        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                   $18,950            $16,230
     Accrued expenses and other current liabilities                      17,877             12,543
                                                                        -------            -------
        Total current liabilities                                        36,827             28,773
LONG-TERM LIABILITIES                                                       187                119
                                                                        -------            -------
        Total liabilities                                                37,014             28,892
SHAREHOLDERS' EQUITY                                                     26,808             20,621
                                                                        -------            -------
        Total liabilities and shareholders' equity                      $63,822            $49,513
                                                                        =======            =======




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



                           THE SPORTSMAN'S GUIDE, INC.
                                INCOME STATEMENTS

                                   (Unaudited)
                      For The Three Months And Years Ended
                           December 31, 2003 and 2002

                      (In thousands, except per share data)


                                                               Three months ended                             Years ended
                                                                  December 31,                                December 31,
                                                                  ------------                                ------------
                                                            2003                 2002                  2003                 2002
                                                            ----                 ----                  ----                 ----
Sales                                                    $  71,700            $  66,313             $ 194,703            $ 179,315
Cost of sales                                               46,318               42,748               130,639              120,707
                                                         ---------            ---------             ---------            ---------
     Gross profit                                           25,382               23,565                64,064               58,608
Selling, general and administrative expenses                19,411               19,016                54,467               51,983
                                                         ---------            ---------             ---------            ---------
     Earnings from operations                                5,971                4,549                 9,597                6,625
Interest expense                                                --                   (1)                   --                   (1)
Miscellaneous income (expense), net                             38                 (376)                   24                 (297)
                                                         ---------            ---------             ---------            ---------
     Earnings before income taxes                            6,009                4,172                 9,621                6,327
Income tax expense                                           2,164                1,525                 3,463                2,310
                                                         ---------            ---------             ---------            ---------
     Net earnings                                        $   3,845            $   2,647             $   6,158            $   4,017
                                                         =========            =========             =========            =========


Net earnings per share:
     Basic                                               $     .80            $     .56             $    1.29            $     .85
                                                         =========            =========             =========            =========
     Diluted                                             $     .71            $     .53             $    1.16            $     .80
                                                         =========            =========             =========            =========

Weighted average common and common equivalent
   shares outstanding:
     Basic                                                   4,834                4,754                 4,785                4,752
                                                         =========            =========             =========            =========
     Diluted                                                 5,437                5,000                 5,290                5,001
                                                         =========            =========             =========            =========




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